UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 1, 2013 (March 26, 2013)

CYS Investments, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-33740	20-4072657
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

890 Winter Street, Suite 200

Waltham, Massachusetts 02451

(Address of principal executive offices)

Registrant’s telephone number, including area code: (617) 639-0440

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Bonus Plan

On March 26, 2013, the Board approved the 2013 Incentive Compensation Plan (the “Bonus Plan”) to allow the employees of CYS Investments, Inc. (the “Company”) to earn incentive compensation, in the form of incentive awards granted under the 2013 Equity Incentive Plan, based on the achievement of financial, strategic and individual goals, while closely aligning the interests of the Company’s employees and stockholders. The Bonus Plan will not be effective unless the 2013 Equity Incentive Plan receives the requisite approval by the Company’s stockholders at the 2013 annual stockholders’ meeting. Under the Bonus Plan, the Compensation Committee will grant bonus awards comprised of a quantitative component and a qualitative component.

The quantitative component of awards issued pursuant to the Bonus Plan will be determined based on (i) the Company’s return on net assets (“RONA”) (calculated in accordance with the terms of the Bonus Plan) exceeding the ranges of RONA specified in the Bonus Plan (the “Absolute Return Sub-Component”) and (ii) the Company’s relative three-year total stockholder return performance (based on stock price appreciation and dividend yield) compared to a competitor peer group specified in the Bonus Plan (the “Relative Return Sub-Component”). The Absolute Return Sub-Component and the Relative Return Sub-Component will each represent 50% of the total quantitative component of each bonus award issued pursuant to the Bonus Plan. The Bonus Plan also provides that any bonus awards attributable to returns realized because the Company has exceeded the Board’s pre-determined leverage ratio limit will not be paid to participants in the Bonus Plan.

The qualitative component of awards issued pursuant to the Bonus Plan will be determined by the Compensation Committee in its sole discretion. In determining the size of the bonus awards under the qualitative component, the Compensation Committee may consider performance criteria it deems appropriate, including, without limitation, the following: (i) for the Chairman and Chief Executive Officer, leadership of the Board and the Company, investor relations, stockholder communications, capital raising, the Company’s performance relative to its budget, risk management and capital preservation, and (ii) for the other senior executive officers, qualitative performance objectives determined annually by the Chief Executive Officer and the Board, which may include criteria such as business unit/functional area performance and leadership/organizational development.

Pursuant to the Bonus Plan, the maximum amount of the bonus awards under the quantitative component that may be awarded to Mr. Grant is 550% of his base salary. Ms. Spark, Mr. Cleary and Mr. Rosenbloom will be eligible to receive bonus awards under the quantitative component of up to 150% of their respective base salaries. Except as set forth in the Bonus Plan, employees will receive 50% of his or her bonus in cash and 50% in shares of restricted stock that will vest ratably on an annual basis over a five-year period.

A copy of the Bonus Plan is filed as Exhibit 10.1 and incorporated in this Item 5.02 by reference. The above description is a summary of the Bonus Plan and is qualified in its entirety by the complete text of the Bonus Plan.

Forward Looking Statements Disclaimer

This Current Report on Form 8-K contains “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including with regard to the payments under the Bonus Plan and the anticipated benefits of the Bonus Plan. Forward-looking statements typically are identified by use of the terms such as “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “may” or similar expressions. Forward-looking statements are based on the Company’s beliefs, assumptions and expectations of the Company’s future performance, taking into account all information currently available to the Company. The Company cannot assure you that actual results will not vary from the expectations contained in the forward-looking statements. All of the forward-looking statements are subject to numerous possible events, factors and conditions, many of which are beyond the control of the Company and not all of which are known to the Company, including, without limitation, market conditions and those described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, which has been filed with the Securities and Exchange Commission. All forward-looking statements speak only as of the date on which they are made. New risks and uncertainties arise over time, and it is not possible to predict those events or how they may affect us. Except as required by law, the Company is not obligated to, and does not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

Exhibit No.	Description

10.1	2013 Incentive Compensation Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYS INVESTMENTS, INC.

Dated: April 1, 2013	BY:	/s/ KEVIN E. GRANT
Kevin E. Grant
Chief Executive Officer, President, Chief Investment Officer, and Chairman of the Board (Principal Executive Officer)

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	2013 Incentive Compensation Plan